SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2004

URS Corporation

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(I.R.S. Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 774-2700

Item 5. Other Events.

     On April 7, 2004, URS Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), pursuant to which the Company issued and sold to the Underwriters 7,500,000 shares of the Company’s common stock (the “Shares”). The Company has granted to the Underwriters an option to purchase up to 1,125,000 shares of common stock to cover over-allotments, if any. The Underwriting Agreement is attached hereto as Exhibit 1.1.

     Attached as Exhibit 5.1 to this Form 8-K is the opinion of Cooley Godward LLP relating to the legality of the Shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

1.1	Underwriting Agreement, dated April 7, 2004, by and among URS Corporation, Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

URS CORPORATION

Dated: April 7, 2004	By:	/s/ Joseph Masters

Joseph Masters
Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated April 7, 2004, by and among URS Corporation, Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1

4